Exhibit 15.2

To the Board of Directors and Shareholders
Sysco Corporation

We are aware of the incorporation by reference of our report dated May 8, 2017 relating to the unaudited consolidated interim financial statements of Sysco Corporation and subsidiaries that are included in its Form 10-Q for the quarter ended April 1, 2017 in the following registration statements.

Sysco Corporation Form S-3        File No. 333-206568

Sysco Corporation Form S-3        File No. 333-126199

Sysco Corporation Form S-4        File No. 333-50842

Sysco Corporation Form S-8        File No. 333-147338

Sysco Corporation Form S-8        File No. 333-45820

Sysco Corporation Form S-8        File No. 333-58276

Sysco Corporation Form S-8        File No. 333-163189

Sysco Corporation Form S-8        File No. 333-163188

Sysco Corporation Form S-8        File No. 333-170660

Sysco Corporation Form S-8        File No. 333-192353

Sysco Corporation Form S-8        File No. 333-201216

/s/ Ernst & Young LLP
Houston, Texas
May 8, 2017